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                                                                    EXHIBIT 11.1

                                 NEWCOM, INC.
           STATEMENT RE COMPUTATION OF PRO FORMA PER SHARE EARNINGS

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
                                                 Year Ended       Three Months
                                                  February           Ended
                                                  28, 1997        May 31, 1997
                                                 ----------       ------------
Weighted Average Common Shares Outstanding.....  7,555,556         7,555,556

Conversion of Advances from Aura...............    444,444           444,444
                                                ----------        ----------
Pro Forma Weighted Average Shares..............  8,000,000         8,000,000
                                                ==========        ==========

Pro Forma Net Income........................... $3,327,271        $1,066,482
                                                ==========        ==========

Pro Forma Net Income Per Share................. $      .42        $      .13
                                                ==========        ==========
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